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[LOGO]                                                       FINANCIAL GUARANTY
                                                               INSURANCE POLICY


Obligor:  Arcadia Automobile Receivables Trust, 1998-C
Obligations:  $600,000,000 Automobile Receivables-Backed Notes,
              as described in Endorsement No. 1
Policy No.:  50720-N
Date of Issuance:  9/22/98

     FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment by the Obligor of Scheduled Payments of principal of, and interest on, the Obligations.

     For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees :

          (a) payment of the amount of any distribution of principal of, or interest on, the Obligations made during the Term Of This Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law (such payment to be made by Financial Security in accordance with Endorsement No. 1 hereto).

          (b) payment of any amount required to be paid under this Policy by Financial Security following Financial Security's receipt of notice as described in Endorsement No. 1 hereto.

     Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial Security hereunder.

     Except to the extent expressly modified by an endorsement hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Obligation as indicated on the registration books maintained by or on behalf of the Obligor for such purpose or, if the Obligation is in bearer form, the holder of the Obligation. "Scheduled Payments" means payments which are scheduled to be made during the Term Of This Policy in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of such Obligations thereafter; payments which become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis or (c) any other cause, shall not constitute "Scheduled Payments" unless Financial Security shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of
acceleration.   "Term Of This Policy" shall have the meaning set forth in
Endorsement No. 1 hereto.

     This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Obligations prior to maturity. This Policy may not be canceled or revoked during the Term Of This Policy. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                     FINANCIAL SECURITY ASSURANCE INC.

                                     By    /s/  Russell B. Brewer II
                                       ---------------------------------------
                                          AUTHORIZED OFFICER


A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y.  10022-6022                      (212) 826-0100

Form 100NY (5/89)

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                              ENDORSEMENT NO. 1
                    TO FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY                                              350 Park Avenue
ASSURANCE INC.                                         New York, New York 10022


OBLIGOR:            Arcadia Automobile Receivables Trust, 1998-C

OBLIGATIONS:   $66,000,000 5.47% Class A-1 Automobile Receivables-Backed Notes
               $194,000,000 5.377% Class A-2 Automobile Receivables-Backed Notes
               $340,000,000 5.67% Class A-3 Automobile Receivables-Backed Notes

Policy No.:         50720-N
Date of Issuance:   September 22, 1998

     1. DEFINITIONS. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Indenture unless otherwise specified.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York or Minneapolis, Minnesota or any other location of any successor Servicer, successor Owner Trustee, successor Indenture Trustee or successor Collateral Agent are authorized or obligated by law, executive order, or governmental decree to remain closed.

     "INDENTURE" means the Indenture, dated as of September 1, 1998, between the Obligor and Norwest Bank Minnesota, National Association, as Trustee and Indenture Collateral Agent, as amended from time to time with the consent of Financial Security.

     "POLICY" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

     "RECEIPT" and "RECEIVED" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     "SCHEDULED PAYMENTS" means, as to each Payment Date, the payment to be made to Holders in accordance with the original terms of the Obligations when issued and without regard to any subsequent amendment or modification of the Obligations or of the Indenture except amendments

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Policy No.: 50720-N                        Date of Issuance: September 22, 1998


or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Noteholders' Interest Distributable Amount and (ii) the Noteholders' Principal Distributable Amount. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, this Policy will continue to guarantee payment on the Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because a notice and certificate in proper form as required by paragraph 2 hereof was not timely Received by Financial Security, (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant hereto, or (z) any Note Prepayment Amounts or any Note Prepayment Premiums, unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Obligations attributable to any increase in interest rate, penalty or other sum payable by the Obligor by reason of any default or event of default in respect of the Obligations, or by reason of any deterioration of the credit worthiness of the Obligor, nor shall Scheduled Payments include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge with respect to any Holder imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Holder.

     "TERM OF THIS POLICY" means the period from and including the Closing Date to and including the latest of the date on which (i) all Scheduled Payments have been paid or deemed to be paid within the meaning of Section
4.01 of the Indenture; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law shall have expired and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

     "TRUSTEE" means Norwest Bank Minnesota, National Association, in its capacity as Trustee under the Indenture and any successor in such capacity.

     2. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF SCHEDULED PAYMENTS. Following Receipt by Financial Security of a notice and certificate from the Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Scheduled Payments on the Obligations out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the date on which such payment is due on the Obligations. Payments due hereunder in respect of Scheduled Payments will be disbursed to the Trustee by wire transfer of immediately available funds.


                                      2

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Policy No.: 50720-N                        Date of Issuance: September 22, 1998


     Financial Security shall be entitled to pay any amount hereunder in respect of Scheduled Payments on the Obligations, including any amount due on the Obligations upon acceleration, whether or not any notice and certificate shall have been Received by Financial Security as provided above. Financial Security shall be entitled to pay hereunder any amount due on the Obligations upon acceleration at any time or from time to time, in whole or in part, prior to the scheduled date of payment thereof; Scheduled Payments insured hereunder shall not include interest, in respect of principal paid hereunder upon acceleration, accruing from after the date of such payment of principal. Financial Security's obligations hereunder in respect of Scheduled Payments shall be discharged to the extent such amounts are paid by the Issuer in accordance with the Indenture or disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Trustee except as otherwise provided in paragraph 3 of this Endorsement.

     3. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF SCHEDULED PAYMENTS AVOIDED AS PREFERENCE PAYMENTS. If any Scheduled Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return principal of or interest paid on the Obligations during the Term Of This Policy because such payments were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security, and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Obligations against the estate of the Obligor or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 5.19 of the Indenture.

     4. GOVERNING LAW. This Policy shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     5. FISCAL AGENT. At any time during the Term Of This Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Indenture specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be


                                      3

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Policy No.: 50720-N                        Date of Issuance: September 22, 1998


simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both, and (ii) all payments required to be made by Financial Security under this policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

     6. WAIVER OF DEFENSES. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defenses of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

     7. NOTICES. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

          Financial Security Assurance Inc.
          350 Park Avenue
          New York, NY  10022
          Attention:  Senior Vice President - Surveillance
          Telecopy No.:   (212) 339-3518
          Confirmation:   (212) 826-0100

     Financial Security may specify a different address or addresses by writing mailed or delivered to the Trustee.

     8. PRIORITIES. In the event that any term or provision of the fact of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

     9. EXCLUSIONS FROM INSURANCE GUARANTY FUNDS. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event that Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to
Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.


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Policy No.: 50720-N                        Date of Issuance: September 22, 1998


     10. SURRENDER OF POLICY. The Holder shall surrender this Policy to Financial Security for cancellation upon expiration of the Term Of This Policy.

     IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized officer.

                                  FINANCIAL SECURITY ASSURANCE INC.


                                  By      /s/  Russell B. Brewer II
                                    ------------------------------------------
                                              Authorized Officer



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Policy No.: 50720-N                        Date of Issuance: September 22, 1998


                                                                      EXHIBIT A
                                                           To Endorsement No. 1


                       NOTICE OF CLAIM AND CERTIFICATE
                           (Letterhead of Trustee)


Financial Security Assurance Inc.
350 Park Avenue
New York, NY  10022
Attention:  Senior Vice President

     Re:  Arcadia Automobile Receivables Trust, 1998-C

     The undersigned, a duly authorized officer of Norwest Bank Minnesota, National Association (the "Trustee"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50720-N dated September 22, 1998 (the "Policy") issued by Financial Security in respect of the $66,000,000 5.47% Class A-1 Automobile Receivables-Backed Notes, $194,000,000 5.377% Class A-2 Automobile Receivables-Backed Notes and $340,000,000 5.67% Class A-3 Automobile Receivables-Backed Notes of the above referenced Trust (the "Obligations"), that:

          (i) The Trustee is the Trustee under the Indenture for the Holders.

          (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Note Distribution Account and available for distribution to the Holders pursuant to the Indenture will be $_________ (the "Shortfall") less than the aggregate amount of Scheduled Payments due on ________________.

          (iii) The Trustee is making a claim under the Policy for the Shortfall to be applied to the payment of Scheduled Payments.

          (iv) The Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Scheduled Payments on the Obligations when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to each Obligation and the corresponding claim on the Policy and proceeds thereof, and, if the Obligation is required to be surrendered or presented for such payment, shall stamp on each such Obligation the legend $"[insert applicable amount] paid by Financial Security and the balance hereof has been canceled and reissued" and then shall deliver such Obligation to Financial Security.

          (v) The Trustee, on behalf of the Holders, hereby assigns to Financial Security the rights of the Holders with respect to the Obligations to the extent of any payments under the


                                     A-1

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Policy No.: 50720-N                        Date of Issuance: September 22, 1998


Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Obligations. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. Payments to Financial Security in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Holders to receive all Scheduled Payments in respect of the Obligations. The Trustee shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

          (vi) The Trustee, on its behalf and on behalf of the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Trustee and each such Holder in any legal proceeding with respect to the Obligations. The Trustee hereby agrees that, so long as an Insurer Default (as defined in the Indenture) shall not exist, Financial Security may at any time during the contribution of any proceeding by or against the Obligor under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Obligations (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance Agreement and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trustee hereby agrees that Financial Security shall be subrogated to, and the Trustee on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

          (vii) Payment should be made by wire transfer directed to [SPECIFY ACCOUNT].

     Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.


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Policy No.: 50720-N                        Date of Issuance: September 22, 1998


     IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Claim and Certificate as of the ____ day of ______, _____.

                                       NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION

                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------

-----------------------------------------------------

For Financial Security or
Fiscal Agent Use Only

Wire transfer sent on ____________ by ___________________________

Confirmation Number _____________________.


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